                                                                    Exhibit 99.2



             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




     The following unaudited pro forma condensed consolidated financial statements combine the historical consolidated balance sheets and statements of operations of US Unwired and IWO. These unaudited pro forma condensed consolidated financial statements give effect to our acquisition of IWO using the purchase method of accounting. These unaudited pro forma condensed consolidated financial statements do not give effect to our acquisition of Georgia PCS. To aid in your analysis of the financial aspects of this transaction, we have presented this set of unaudited pro forma condensed consolidated financial statements to demonstrate the financial aspects of the merger.

     We derived this information from our audited consolidated financial statements for the year ended December 31, 2001 and the audited consolidated financial statements of IWO for the year ended December 31, 2001. The historical financial statements used in preparing the pro forma financial statements are summarized in the pro forma statements and should be read in conjunction with the complete historical financial statements and related notes of US Unwired and IWO.

     The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 give effect to the merger as if the merger had been consummated at January 1, 2001. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2001 gives effect to the merger as if it was effected December 31, 2001. Certain reclassifications have been made to IWO's historical presentation to conform to our presentation. These reclassifications do not materially impact our or IWO's operations or financial position for the periods presented.

     The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The final purchase price allocation may differ and the difference may be material. We have engaged a nationally recognized valuation expert to assist us in determining fair values of identifiable assets and liabilities.

     We are providing the unaudited pro forma condensed consolidated financial information for illustrative purposes only. The companies may have performed differently had they been combined during the period presented. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the period presented or the future results that the combined company will experience. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings or operating synergies expected to result from the merger or the costs to achieve such cost savings or operating synergies.

                                US UNWIRED INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF DECEMBER 31, 2001

                                (In thousands)




                                                       Historical
                                                           US     Historical   Pro Forma     Pro Forma
                                                        Unwired      IWO      Adjustments      Total
                                                       ---------- ----------  -----------    ----------
                     ASSETS

Current assets:
   Cash and cash equivalents..........................  $100,589   $  3,394   $ (15,950)(1) $   88,033
   Short-term investments.............................        --     56,519                     56,519
   Accounts receivable, net...........................    30,011     10,001                     40,012
   Other current assets...............................    27,949     11,165      (1,000)(2)     38,114
   Restricted cash and U.S. Treasury obligations......        --     33,858                     33,858
                                                        --------   --------   ---------     ----------
       Total current assets...........................   158,549    114,937     (16,950)       256,536
Restricted cash and U.S. Treasury obligations.........        --     27,861                     27,861
Investment securities.................................        --     17,161                     17,161
Property and equipment, net...........................   255,761    176,226                    431,987
Goodwill and intangible assets, net...................    32,840     52,702     222,800 (2)    507,872
                                                                                (52,702)(2)
                                                                                252,232 (2)
Other assets..........................................    27,384     24,040      (1,970)(2)     49,454
                                                        --------   --------   ---------     ----------
       Total assets...................................  $474,534   $412,927   $ 403,410     $1,290,871
                                                        ========   ========   =========     ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable...................................  $ 26,602   $ 16,264   $     700 (3) $   43,566
   Accrued expenses...................................    27,156     43,463        (700)(3)     69,919
   Current maturities of long-term debt...............       693         --                        693
                                                        --------   --------   ---------     ----------
       Total current liabilities......................    54,451     59,727          --        114,178
Long-term debt........................................   338,675    297,407      20,393 (2)    656,475
Deferred gain.........................................    38,216         --                     38,216
Deferred income taxes.................................                           23,130 (4)         --
                                                                                (23,130)(2)
Investments in affiliates.............................     3,554         --                      3,554
                                                        --------   --------   ---------     ----------
Total liabilities.....................................   434,896    357,134       20,393       812,423


Total stockholders' equity............................    39,638     55,793     444,752 (5)    478,448
                                                                                 (8,800)(1)
                                                                                (20,393)(2)
                                                                                (52,702)(2)
                                                                                 23,130 (2)
                                                                                 (2,970)(2)
                                                        --------   --------   ---------     ----------
       Total liabilities and stockholder's equity.....  $474,534   $412,927   $ 403,410     $1,290,871
                                                        ========   ========   =========     ==========



                                US UNWIRED INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 2001

                   (In thousands, except per share amounts)





                                                                    Historical Historical  Pro Forma     Pro Forma
                                                                    US Unwired    IWO     Adjustments      Total
                                                                    ---------- ---------- -----------    ---------
Revenues:
    Subscriber..................................................     $ 146,022  $110,145   $(39,278)(6)  $ 213,894
                                                                                             (2,995)(17)
    Roaming.....................................................        91,829        --     32,594 (6)    124,423
    Merchandise sales...........................................        16,243        --      6,684 (6)     22,927
    Other revenue...............................................         5,080        --      2,995 (17)     8,075
                                                                      --------  --------   --------      ---------
       Total revenue............................................       259,174   110,145         --        369,319
Operating expenses:
    Cost of service.............................................       116,117    88,924      5,439 (7)    186,192
                                                                                            (10,288)(10)
                                                                                            (14,000)(6)
    Merchandise cost of sales...................................        31,336        --     14,000 (6)     45,336
    Selling and marketing.......................................        71,110    31,749     (1,088)(8)    101,771
    General and administrative..................................        53,251    25,001     (5,439)(7)     84,189
                                                                                              1,088 (8)
                                                                                             10,288 (10)
    Non cash stock compensation                                          4,894       334        561 (15)     5,789
    Depreciation and amortization                                       55,755    19,102     26,400 (11)   110,524
                                                                                              3,323 (9)
                                                                                              9,444 (12)
                                                                                             (3,500)(18)
                                                                      --------  --------   --------      ---------
       Total operating expenses.................................       332,463   165,110     36,228        533,801
                                                                      --------  --------   --------      ---------
Operating loss..................................................       (73,289)  (54,965)   (36,228)     (164,482)

Other (expense) income:
    Interest expense, net.......................................       (32,744)  (16,884)      (751)(13)  (52,148)
                                                                                             (1,769)(16)
    Other income (expense)......................................         9,314    (5,092)     3,323  (9)     9,314
                                                                                              1,769 (16)
                                                                       -------- --------   --------      ---------
       Total other expense                                             (23,430)   21,976)     2,572       (42,834)
                                                                      --------  --------   --------      ---------
Loss before income taxes and equity in losses of
 affiliates.....................................................       (96,719)  (76,941)   (33,656)     (207,316)
Income tax benefit..............................................         1,868        --     32,085(14)    33,953
Equity in losses of affiliates..................................        (2,760)       --         --        (2,760)
                                                                      --------  --------   --------      ---------
Loss from continuing operations.................................      $(97,611) $(76,941)  $ (1,571)     $(176,123)
                                                                      ========  ========   ========      =========
Basic and diluted loss from continuing operations per common
 share..........................................................      $  (1.17)                           $  (1.44)
                                                                      ========                           =========
Weighted average outstanding common shares......................        83,310               38,983 (19)   122,293
                                                                      ========             ========      =========


                                US UNWIRED INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
               (dollars in thousands, except per share amounts)

(1) The following table represents the estimated transaction costs related to the merger (see note 3), which include:



                                               US Unwired  IWO    Total
                                               ---------- ------ -------

       Investment banking fees.................  $4,000   $6,300 $10,300
       Legal, accounting and bank consent fees.   2,150    2,000   4,150
       Other costs.............................   1,000      500   1,500
                                                 ------   ------ -------
                                                 $7,150   $8,800 $15,950
                                                 ======   ====== =======


     The pro forma adjustment gives effect to the reduction in cash and cash equivalents of US Unwired and IWO reflecting the payment of these costs.

(2) Represents the additional intangibles and goodwill that US Unwired will record upon consummation of the merger. For purposes of these pro forma condensed consolidated financial statements, the purchase price premium has been preliminarily allocated to the acquired customer base, rights to provide service under the Sprint PCS management agreement and goodwill pending further study and analysis. We have engaged a nationally recognized firm with valuation expertise to assist us in determining the final values of identifiable assets and liabilities, as well as the value of the customer base and rights to provide service under the Sprint PCS management agreement. We anticipate having this valuation completed before December 31, 2002.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires nonamortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. The statement also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in its financial statements at that date. Goodwill and certain intangible assets acquired after June 30, 2001 are subject to the nonamortization provisions of the statement.


     As a result, no amortization of goodwill resulting from this merger has been included in the accompanying unaudited pro forma condensed consolidated financial information as the merger will occur after June 30, 2001 and such goodwill will not be amortized subsequent to the closing of the merger. Had such goodwill been subject to amortization, assuming an assigned life of 20 years, goodwill amortization would have been $12,612 for the year ended December 31, 2001.


US Unwired common shares issuable at closing                                               38,982,912
Closing price on December 19, 2001 (a)......................................              $     10.00
                                                                                          -----------
Market value of stock issued................................................                  389,829
Value of options and warrants assumed (b)...................................                   48,981
                                                                                          -----------
Total stock consideration...................................................                  438,810
Estimated US Unwired transaction costs (see note 1).........................                    7,150
                                                                                          -----------
Total consideration and costs...............................................                  445,960
Less:
       IWO net assets....................................................... $    55,793
       Adjustments to IWO net assets for purchase accounting:
       Estimated IWO transaction costs (see note 1).........................      (8,800)
       Adjustment of IWO long-term debt to fair value (c)...................     (20,393)
       Deferred income tax assets (d).......................................      23,130
       Elimination of existing IWO intangible assets........................     (52,702)
         Elimination of prepaid management fees (g).........................      (2,970)
                                                                             -----------
   Adjusted IWO net liabilities.............................................                   (5,942)
                                                                                          -----------
Excess purchase price over the fair value of the net liabilities assumed....              $   451,902
                                                                                          ===========
The excess purchase price over the fair value of the net liabilities assumed has been allocated on a preliminary basis as follows:
   Deferred taxes on intangible assets acquired in the merger (see note 4)..              $   (23,130)
   Intangible assets:
       Acquired customer base (e)........................................... $    52,800
       Rights to provide service under the Sprint PCS management
         agreement (f)......................................................     170,000
                                                                             -----------
   Total intangible assets..................................................                  222,800
   Goodwill.................................................................                  252,232
                                                                                          -----------
                                                                                          $   451,902
                                                                                          ===========

 --------------
(a) Represents the closing price of US Unwired's stock on December 19, 2001, which is the date of the Agreement and Plan of Merger was executed between US Unwired and IWO.

(b) The fair value of the warrants was calculated using the following assumptions:

     (i) risk free interest rate of 3.5%;

     (ii) stock price of $10.00;

     (iii) dividend yield of 0%;

     (iv) average remaining life of 5 years; and

     (v) volatility of 82%.

(c) IWO long-term debt is comprised of the senior notes and amounts outstanding under a senior credit facility. The fair value of the senior notes is stated at quoted market value as of December 31, 2001 of $172,800 as compared to the carrying value of $152,407, which resulted in a increase of $20,393. The carrying amount of the senior credit facility is a reasonable estimate of its fair value primarily due to its variable interest rates.

(d)  Represents the previously unrecognized deferred income tax assets of IWO.

     (e) Allocation to the acquired customer base is calculated on 155,000 existing IWO customers valued at $341 per customer, which reflects IWO's average cost of acquiring a new customer.


     (f) Allocation to the rights to provide service under the Sprint PCS management agreement is based upon management's estimate of the present value of the right to use the Sprint PCS spectrum, the Sprint PCS brand name, accelerated start-up, network equipment and handset discounts, less the affiliation fee we are obligated to pay Sprint PCS.

     (g) Represents the elimination of prepaid management fees written off as a result of the merger. Prepaid management fees totaled $2,970 at December 31, 2001.

(3) Represents the reclassification of amounts payable by IWO to Sprint PCS for consistency in presentation in the amount of $700.

(4) Represents the expected deferred tax liability to be recorded related to the transaction using an effective tax rate of 38% as follows:


   Deferred taxes on intangibles acquired in the merger at 38%.....  $(84,664)
   Represents the reduction in the valuation allowance for the
     deferred income tax assets of US Unwired......................    61,534
                                                                      --------
                                                                     $(23,130)
                                                                      ========

(5) Represents the following:


      US Unwired common stock issued and options and warrants
        assumed (see note 2)...................................  438,810
      Elimination of adjusted IWO net liabilities (see note 2).    5,942
                                                                --------
                                                                $444,752
                                                                ========

(6) Represents the reclassification of IWO's roaming revenue and merchandise sales from net revenues and merchandise costs of sales for consistency in presentation. Roaming revenue, merchandise sales and merchandise cost of sales were $32,594, $6,684 and $14,000, respectively, for the fiscal year ended 2001.

(7) Represents the reclassification of IWO's Sprint PCS management fees from general and administrative expense to cost of service for consistency in presentation. Sprint PCS management fees were $5,439 for the fiscal year ended 2001.

(8) Represents the reclassification of IWO's activation, e-commerce and telesales fees from selling and marketing to general and administrative expenses for consistency in presentation. Activation, e-commerce and telesales fees were $1,088 for the fiscal year ended 2001.

(9) Represents the reclassification of IWO's amortization of debt issuance costs to depreciation and amortization expense for consistency in presentation. amortization of debt issuance costs were $3,323 for the fiscal year ended 2001.

(10) Represents the reclassification of IWO's customer care and billing expenses from cost of service to general and administrative expenses for consistency in presentation. Customer care and billing expenses were

     $10,288 for the fiscal year ended 2001

(11) Represents amortization expense of the acquired customer base, which is assumed to be over the average remaining customer life of 24 months (see note 18).

   Fiscal year ended 2001 amortization:
      Acquired customer base (see note 2)............ $52,800
      Number of months...............................    / 24 months
      Monthly amortization........................... $ 2,200
      Months in year.................................    x 12 months
                                                      -------
                                                                     $26,400
                                                                     =======

(12) Represents amortization expense of the rights to provide services under the Sprint PCS management agreement, which is assumed to be over 18 years, the remaining life in the initial term of the IWO management agreement with Sprint PCS.



   Fiscal year ended 2001 amortization:
      Sprint PCS management agreement (see note 2)... $170,000
      Number of years................................     / 18  years
                                                      --------
                                                                      $9,444
                                                                      ======

(13) Represents reduced interest income on $15,950 used to fund the transaction costs (see note 1) assuming an average interest rate of 4.7% in the amount of $751 for the fiscal year ended 2001.

(14) Represents the recognition of the estimated income tax benefit, using an effective tax rate of 38%, for US Unwired for the fiscal year ended 2001. No additional income tax benefit in excess of deferred income tax liabilities has been recorded as such future benefits would be offset by a full valuation allowance.

(15) Represents the adjustment to record noncash stock compensation related to unvested IWO stock options assumed by US Unwired at the acquisition date in the amount of $561 for the fiscal year ended 2001.

(16) Represents the reclassification of IWO's other debt financing fees to interest expense for consistency in presentation. Other debt financing fees were $1,769 for the fiscal year ended 2001.

(17) Represents the reclassification of IWO early termination fees from subscriber revenue to other revenue for consistency in presentation in the amount of $2,995 for the fiscal year ended 2001.

(18) Represents the elimination of IWO's amortization expense related to its historical purchased subscriber list in the amount of $3,500 for the fiscal year ended 2001 (see note 11).

(19) The reconciliation of weighted-average common shares before the merger to weighted-average common shares after the merger is set forth below:




                                                   For the Year
                                                       Ended
                                                 December 31, 2001
                                                 -----------------

Weighted-average outstanding US Unwired common
  shares before the merger......................     83,310,000
US Unwired common shares issuable at closing....     38,982,912
                                                    -----------
Weighted-average outstanding common shares after
  the merger....................................    122,292,912
                                                    ===========